UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 22, 2009

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 22, 2009, Toreador Resources Corporation (“Toreador”), Nanes Balkany Partners I LP (“Nanes Balkany”), Nigel Lovett, John Mark McLaughlin, Julien Balkany, Craig M. McKenzie and Peter Hill entered into a Settlement Agreement among the parties (the “Settlement Agreement”).

Pursuant to the terms of the Settlement Agreement, the parties agreed to, effective January 22, 2009, among other things, the following:

•                  Nanes Balkany withdrew its nomination of Messrs. Balkany and McKenzie and Marc Sengès for election at Toreador’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”).

•                  Nanes Balkany and its affiliates, and Mr. Balkany and Mr. McKenzie agreed, other than as contemplated by the Settlement Agreement and other than in a manner consistent with the recommendation of Toreador’s board of directors (the “Board”) to the stockholders, not to solicit any proxies or consents for voting any Toreador securities, initiate or make proposals to Toreador’s stockholders for the approval of stockholder proposals, otherwise communicate with Toreador stockholders or others pursuant to Rule 14a-1(l)(2)(iv) of the Securities Exchange Act of 1934, as amended, or otherwise engage in any course of conduct with the purpose of causing stockholders to vote against the recommendation of the Board until the conclusion of Toreador’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”).

•                  Mr. McLaughlin resigned as a director and Chairman of the Board.

•                  Mr. Lovett resigned as a director and as President and Chief Executive Officer of Toreador.

•                  Mr. Balkany and Mr. McKenzie were both appointed to the Board, and Dr. Hill was appointed as non-executive Chairman of the Board. Also, Mr. McKenzie was appointed as Toreador’s interim President and Chief Executive Officer. Dr. Hill and Mr. Balkany are also to be appointed to certain Board committees, as further described below.

•                  Toreador agreed to nominate Dr. Hill, Mr. Balkany and Mr. McKenzie as nominees for election as directors at the 2009 Annual Meeting and to recommend to and solicit proxies from the stockholders to vote in favor of their election at the 2009 Annual Meeting.

•                  Toreador agreed not to increase the size of the Board to more than seven (7) directors until after the 2010 Annual Meeting, to be held no later than June 30, 2010.

•                  The Board agreed to establish a search committee (the “Search Committee”) for the purpose of conducting a search for a permanent President and Chief Executive Officer of Toreador consisting of Dr. Hill and Mr. Balkany, with Dr. Hill being the chairman. The new President and Chief Executive Officer must be appointed by the Board no later than the earlier of the date of completion of Toreador’s proxy statement for the 2009 Annual Meeting or April 15, 2009.

•                  Toreador implemented a policy requiring Board members to beneficially own at least 50,000 shares of Toreador common stock within the later of six (6) months of the execution of the Settlement Agreement or six (6) months of their appointment to the Board.

•                  Toreador agreed to reimburse up to $85,000 of Nanes Balkany’s expenses relating to negotiating the Settlement Agreement and its potential election contest with Toreador.

•                  Toreador agreed to redeem its Rights Agreement, dated November 20, 2008, between Toreador and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”), within fifteen (15) days of Toreador obtaining consent from International Finance Corporation as required under its Loan and Guarantee Agreement.

The foregoing description of the Settlement Agreement is qualified in its entirety by the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John Mark McLaughlin and Nigel Lovett

On January 22, 2009, pursuant to the terms of the Settlement Agreement, Mr. McLaughlin resigned as a director and Chairman of the Board, and Mr. Lovett resigned as a director and as the President and Chief Executive Officer of Toreador.

Neither Mr. McLaughlin nor Mr. Lovett resigned due to any disagreement relating to Toreador’s operations, policies or practices.

McLaughlin Release

In conjunction with Mr. McLaughlin’s entering into the Settlement Agreement and his resignation, Toreador and Mr. McLaughlin entered into a Resignation and Mutual Release Agreement (the “McLaughlin Release”).  The McLaughlin Release requires Toreador to pay all unpaid compensation due to Mr. McLaughlin for his duties as a director. Subject to certain conditions, Toreador must maintain director and officer liability insurance for six (6) years from the date of Mr. McLaughlin’s resignation. Both Toreador and Mr. McLaughlin released the other of any claims and demands that either party may have against the other.

The foregoing description of the McLaughlin Release is qualified in its entirety by the McLaughlin Release, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein.

Lovett Release

In conjunction with Mr. Lovett’s entering into the Settlement Agreement and his resignation, Toreador and Mr. Lovett entered into a Separation and Mutual Release Agreement (the “Lovett Release”).  Pursuant to the Lovett Release, Toreador amended certain terms and conditions of Mr. Lovett’s 2008 Employment Agreement with Toreador. The terms of the 2008 Employment Agreement, as amended, and the Lovett Release require Toreador to:  (i) pay Mr. Lovett all unpaid compensation earned but not paid, (ii) pay certain severance payments totaling $720,000 to be paid in twenty-four (24) equal monthly installments, (iii) issue 90,000 shares of Toreador common stock to Mr. Lovett, and (iv) vest 6,800 shares of Toreador restricted stock held by Mr. Lovett. Subject to certain conditions, Toreador must maintain director and officer liability insurance for six (6) years from the date of Mr. Lovett’s resignation. Both Toreador and Mr. Lovett released the other of any claims and demands that either party may have against the other.

The foregoing description of the Lovett Release is qualified in its entirety by the Lovett Release, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein.

McLaughlin/Lovett Indemnity Agreements

In connection with their entering into the Settlement Agreement and their resignations, Toreador entered into separate Indemnity Agreements with both Mr. McLaughlin and Mr. Lovett (each a “McLaughlin/Lovett Indemnity Agreement”).

The McLaughlin/Lovett Indemnity Agreement requires Toreador in certain events to indemnify each of Mr. McLaughlin and Mr. Lovett if he acted in good faith and reasonably believed he acted in the best interests of Toreador (and did not have a reasonable cause to believe his conduct was unlawful in criminal proceedings).  Subject to this requirement, he will be indemnified for all judgments, costs, expenses and fines, and may have certain expenses advanced to him by Toreador prior to the resolution of the proceeding, in the following events: (i) if he is a party, or threatened to be made a party, to any proceeding brought by a third party due to his service as an officer or director and (ii) if he is a party, or threatened to be made a party, to any proceeding due to his service as an officer or director and brought on behalf of Toreador, but only if he is generally not found liable to Toreador. He may also be indemnified for certain expenses if he is a witness in any proceeding due to his service to Toreador, and he is not a party to the proceeding.

The foregoing description of the form of McLaughlin/Lovett Indemnity Agreement is qualified in its entirety by the form of McLaughlin/Lovett Indemnity Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein.

Appointment of Peter Hill and Julien Balkany to the Board

Pursuant to the terms of the Settlement Agreement, Toreador’s Board selected Dr. Hill and Mr. Balkany to be additional members of the Board effective January 22, 2009.  The Board appointed Dr. Hill as the non-executive Chairman of the Board. Dr. Hill is expected to be appointed to the Board’s Executive Committee, Nominating and Corporate Governance Committee, Audit Committee, Search Committee and Compensation Committee. Mr. Balkany is expected to be appointed to Toreador’s Executive Committee, Search Committee and Nominating and Corporate Governance Committee. Mr. Balkany and Dr. Hill shall receive the standard compensation for serving on the Board and Board committees as set forth in Exhibit 10.4 filed with Toreador’s Quarterly Report on Form 10-Q for the three months ended September 30, 2008.

In addition, each of Mr. Balkany and Dr. Hill entered into separate Indemnity Agreements with Toreador (each a “Director Indemnity Agreement”).  The Director Indemnity Agreement requires Toreador in certain events to indemnify each of Mr. Balkany and Dr. Hill, if he acted in good faith and reasonably believed he acted in the best interests of Toreador (and did not have a reasonable cause to believe his conduct was unlawful in criminal proceedings).  Subject to this requirement, he will be indemnified for all judgments, costs, expenses and fines, and may have certain expenses advanced to him by Toreador prior to the resolution of the proceeding, in the following events: (i) if he is a party, or threatened to be made a party, to any proceeding brought by a third party due to his service as an officer or director and (ii) if he is a party, or threatened to be made a party, to any proceeding due to his service as an officer or director and brought on behalf of Toreador, but only if he is generally not found liable to Toreador. He may also be indemnified for certain expenses if he is a witness in any proceeding due to his service to Toreador, and he is not a party to the proceeding.

The foregoing description of the form of the Director Indemnity Agreement is qualified in its entirety by the form of Director Indemnity Agreement, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein.

Dr. Hill has over thirty-five years of experience in the oil and gas industry. He has been serving as Non Executive Chairman of Austral Pacific Energy since 2006. He has been also serving as a Senior Advisor to Palo Alto Investors, a California-based private investment company, since 2008. He served as President and Chief Executive of Harvest Natural Resources, a U.S. oil and gas exploration and production company with operations in Venezuela, the Gulf of Mexico, Gabon and Indonesia, from 2000 to 2005. Prior to joining Harvest Natural Resources, he was Chief Operating Officer and Executive Director of Hardy Oil & Gas in London, from 1998 until 2000. From 1995 until 1997, he served as Managing Director of Deminex and was responsible for its worldwide exploration and production activities. Prior to 1995, he spent 22 years with BP plc holding several senior positions including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. He holds a B.S. Degree in Geology from Southampton University, and a shared Doctorate of Philosophy in Sedimentology from Southampton University and Trinity College.

Mr. Balkany has been serving as a managing member and Chief Investment Officer of Nanes Balkany Partners LLC since January 2008.  He has also been serving as a Managing Director at Nanes

Delorme Capital Management LLC, a New York based financial advisory and broker-dealer firm, managing its oil and gas investment banking business since 2005. He has executed several hundred million dollars worth of oil & gas transactions on both the buy-side and sell-side. His most notable mergers and acquisitions assignments have included advising Maurel & Prom, PetroFalcon Corp., Lundin Petroleum, Heritage Oil Corp, Afren Plc, Perenco, Tullow, Vitol, Candax Energy, Carthago Oil, Range Energy and Surestream Petroleum. Before joining Nanes Delorme Capital Management LLC and co-founding Nanes Balkany Partners, he worked at Pierson Capital, a U.S. private investment firm focused primarily on emerging markets, from 2003 to 2005.  Prior to that, he gained significant expertise in the Latin America Debt Capital Markets Group of Bear Stearns. He studied Political Science at the Institute of Political Studies (France) and Finance at the University of California, Berkeley.

Appointment of Craig McKenzie as Interim President and Chief Executive Officer and Director

Pursuant to the terms of the Settlement Agreement, Mr. McKenzie was appointed interim President and Chief Executive Officer of Toreador and selected as an additional member of the Board effective January 22, 2009.  Mr. McKenzie shall serve as the interim President and Chief Executive Officer until a permanent President and Chief Executive Officer is selected by the Board, which is expected to occur on or before April 15, 2009.  In conjunction with Mr. McKenzie’s duties as interim President and Chief Executive Officer, Toreador and Mr. McKenzie entered into a Letter Agreement relating to Mr. McKenzie’s employment with Toreador (the “Letter Agreement”).  The Letter Agreement provides Mr. McKenzie with a salary of $35,000 per month and benefits commensurate with other Toreador employees. Toreador or Mr. McKenzie may terminate the Letter Agreement at any time by providing the other with five (5) business days notice.

In addition, Mr. McKenzie entered into a Director Indemnity Agreement with Toreador. A description of the Director Indemnity Agreement is included above under “Appointment of Peter Hill and Julien Balkany to the Board.”

Mr. McKenzie, age 45, has over twenty-three years of experience in the oil and gas industry. He served as Chief Executive Officer and Director of Canadian Superior Energy, Inc., a Canadian oil and gas exploration and production company with upstream operations in Canada, Trinidad & Tobago, Tunisia and Libya, from October 2007 until December 2008.  Prior to joining Canadian Superior Energy, Inc., he served as the President of BG Trinidad & Tobago of BG Group plc, a gas exploration and production company, from May 2004 to September 2007, and served as a member of the Atlantic LNG shareholders’ board, from September 2004 to September 2007.  Prior to joining BG Group plc, he was at BP plc, following its merger with Amoco Corporation, from 1986 to May 2004 where he held various senior level positions including, but not limited to, Head of North Sea Projects and Exploration Unit, Executive Assistant of Group Chief Executive and Lead Negotiator of the M&A Group. He holds a B.S. in Petroleum Engineering from Louisiana State University and an M.B.A. from Kellogg School of Management at Northwestern University.

The foregoing description of the Letter Agreement is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein.

Remaining Directors – Execution of Director Indemnity Agreements

On January 22, 2009 Toreador agreed to enter into Director Indemnity Agreements with each of the remaining Toreador directors, Peter Falb, Nicholas Rostow, Herbert Williamson, and Alan Bell. A description of the Director Indemnity Agreement is included above under “Appointment of Peter Hill and Julien Balkany to the Board.”

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Settlement Agreement, dated January 22, 2009, among Toreador Resources Corporation, Nanes Balkany Partners I LP, John M. McLaughlin, Nigel J. Lovett, Craig M. McKenzie, Julien Balkany, and Peter Hill

10.2	Resignation and Mutual Release Agreement, dated January 22, 2009, between Toreador Resources Corporation and John M. McLaughlin

10.3	Separation and Mutual Release Agreement, dated January 22, 2009, between Toreador Resources Corporation and Nigel J. Lovett

10.4	Form of McLaughlin/Lovett Indemnity Agreement, dated January 22, 2009, for John M. McLaughlin and Nigel J. Lovett

10.5	Form of Director Indemnity Agreement, dated January 22, 2009, for current directors

10.6	Letter Agreement, dated January 22, 2009, between Toreador Resources Corporation and Craig M. McKenzie

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: January 27, 2009
	By:	/s/ Charles Campise
Charles Campise, Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement, dated January 22, 2009, among Toreador Resources Corporation, Nanes Balkany Partners I LP, John M. McLaughlin, Nigel J. Lovett, Craig M. McKenzie, Julien Balkany, and Peter Hill

10.2	Resignation and Mutual Release Agreement, dated January 22, 2009, between Toreador Resources Corporation and John M. McLaughlin

10.3	Separation and Mutual Release Agreement, dated January 22, 2009, between Toreador Resources Corporation and Nigel J. Lovett

10.4	Form of McLaughlin/Lovett Indemnity Agreement, dated January 22, 2009, for John M. McLaughlin and Nigel J. Lovett

10.5	Form of Director Indemnity Agreement, dated January 22, 2009, for current directors

10.6	Letter Agreement, dated January 22, 2009, between Toreador Resources Corporation and Craig M. McKenzie